MANAS RETAINS INVESTOR RELATIONS CONSULTANT

Press Release Source: Manas Petroleum Corp. On Tuesday September 6, 2011, 6:00 am EDT

BAAR, Switzerland, Sept. 6, 2011 /PRNewswire/ --

Manas Petroleum Corp. ("Manas") (TSX-V:MNP.v - News) is pleased to announce that, effective September 1, 2011, it has retained Brisco Capital Partners Corporation ("Brisco") to provide investor relations and corporate communications services.

Brisco is a Calgary, Alberta, based consulting firm managed by Scott Koyich, an investor relations professional with over 15 years of experience providing investor relations services for public companies. Manas has retained Brisco pursuant to a written agreement providing for a six month term beginning on an effective date of September 1, 2011. Pursuant to this agreement, Brisco will assist the Company at trade shows, liaise with the investment community and assist with the organization and presentation of roadshows. Manas has agreed to pay to Brisco a monthly retainer of $10,000 plus approved expenses and it has granted options to purchase 500,000 shares of common stock at an exercise price of US$0.225, being the closing price, last sale of the day on August 31, 2011, on the OTC BB; these options are to vest in three installments on the sixth, twelfth and eighteenth months following the effective date of the agreement.

Manas is looking forward to working with Brisco to broaden awareness of its business and its properties.

About Manas Petroleum Corp.

Manas Petroleum is an international oil and gas company with primary focus on exploration and development in South-Eastern Europe, Central Asia and Mongolia. In Albania, Manas participates in a 1.7 million acre exploration project through its equity interest in Petromanas Energy Inc., a Canadian public company. In Kyrgyz Republic, Manas has signed a US$54 million farm-out agreement with Santos International, a subsidiary of one of Australia's largest oil and gas companies. In addition to the development of its Kyrgyz Republic project, Santos is developing the company's neighboring Tajikistan license under an option farm out agreement. In Mongolia, Manas owns record title to the two Production Sharing Contracts covering Blocks XIII and XIV through its wholly-owned subsidiary Gobi Energy Partners GmbH, but 26% of the beneficial ownership interest in these blocks is held in trust for others.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information please contact:

Roger Jenny
Corporate Secretary
Manas Petroleum Corp.
Bahnofstr. 9, P.O. Box 155
CH-6341 Baar, Switzerland
Phone: +41 44 718 1030
Fax: +41 44 718 1039
Email: info@manaspete.com
Web: www.manaspete.com

DISCLAIMER

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include the statement that Manas is looking forward to working with Brisco to broaden awareness of its business and its properties. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of Manas' business, actual results will almost always vary, sometimes materially, from any projections included in this press release. These statements are only predictions and are subject to known and unknown risks, including the risks described in Manas periodic disclosure documents filed on SEDAR and EDGAR, copies of which are also available on the company's website at www.manaspetroleum.com. Any of these risks could cause Manas' or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and Canada, Manas does not intend to update any of the forward-looking statements to conform these statements to actual results.